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EXHIBIT 99.1

I, Gregory A. Conley, Chief Executive Officer of Tanning Technology Corporation (the "Registrant"), do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, with respect to this Amendment to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the "Report"), that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

This certification is made solely for purposes of 18 U.S.C. Section 1350 and not for any other purpose.

Date: April 24, 2003

/s/ GREGORY A. CONLEY Gregory A. Conley Chief Executive Officer

I, Katherine L. Scherping, Chief Financial Officer of Tanning Technology Corporation (the "Registrant"), do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, with respect to this Amendment to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the "Report"), that, to the best of my knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

This certification is made solely for purposes of 18 U.S.C. Section 1350 and not for any other purpose.

Date: April 24, 2003

/s/ KATHERINE L. SCHERPING Katherine L. Scherping Chief Financial Officer

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  EXHIBIT 99.1